EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):
    (A) Computation of the weighted average number of shares of common stock outstanding for the year ended September 30, 1997, 1996 and 1995:

                                                                             WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF     NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS      OUTSTANDING
                           ------------  ---------------  --------------  ----------------
1997
----
October 1 - September 30     6,658,487         365         2,430,347,718
Treasury Stock Purchases    (   50,500)      Various      (   15,179,575)
Shares Issued                   38,690       Various           9,134,740
                             ---------                     -------------
                             6,646,677                     2,424,302,883      6,641,926
                             =========                     =============      =========
1996
----
October 1 - September 30     6,345,465         366         2,322,440,346
Treasury Stock Purchases    (   94,075)      Various      (    8,164,523)
Shares Issued                  407,097       Various          68,185,760
                             ---------                     -------------
                             6,658,487                     2,382,461,583      6,509,458
                             =========                     =============      =========
1995
----
October 1 - September 30     6,274,260         365         2,290,105,018
Shares Issued                   71,205       Various           8,432,227
                             ---------                     -------------
                             6,345,465                     2,298,537,245      6,297,362
                             =========                     =============      =========

    (B)  Computation of Earnings (Loss) Per Share:
         Computation of earnings per share is net earnings divided by the weighted average number of shares of common stock outstanding for the years ended September 30,

                                             1997        1996          1995
                                          ----------  ----------    ----------
 Earnings (loss) before cumulative
  effect of accounting change            ($4,575,925) $2,971,044    $4,153,761
 Cumulative effect of accounting
  change                                 ( 1,468,140)          0             0
                                          ----------  ----------    ----------
 Net earnings (loss)                     ($6,044,065) $2,971,044    $4,153,761
 Weighted average number of
  shares of common stock
  outstanding                              6,641,926   6,509,458     6,297,362
 Earnings (loss) per share before
  cumulative effect of accounting
  change                                 ($     0.69) $     0.46    $     0.66

 Loss per share from cumulative
  effect of accounting change            (      0.22)       0.00          0.00
                                          ----------  ----------    ----------
 Net earnings (loss) per share           ($     0.91) $     0.46    $     0.66
                                          ==========  ==========    ==========